AMENDMENT TO CUSTODIAN AGREEMENT THIS AMENDMENT TO THE CUSTODIAN AGREEMENT (this “Amendment”) is made as of October 25, 2023 (the “Effective Date”) by and between BROWN BROTHERS HARRIMAN & CO., (“BBH” or the “Custodian”), and GLOBAL X MANAGEMENT COMPANY LLC (“GXMC”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Custodian Agreement between GXMC and BBH, dated October 20, 2008, as amended (the “Agreement”), BBH has been appointed as custodian for the Global X Funds (the “Trust”) in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and its series (each a “Fund” and collectively, the “Funds”); WHEREAS, the parties desire to extend the Termination Date from October 31, 2023 to the later date set forth herein; and WHEREAS, in accordance with Section 13.4 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. Pursuant to Section 1 of the Transition Amendment, GXMC and BBH hereby agree to extend the Termination Date to March 31, 2024. 2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 3. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. 5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. By: __________________________________ Name: Title: Date: October __, 2023 GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: Susan D. Lively, Esq. Title: General Counsel Date: October 25, 2023 25 Hugh Bolton Principal